Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (Registration No. 333-177164) of Fortune Brands Innovations, Inc. of our report dated June 28, 2024, relating to the financial statements and supplemental schedule of Fortune Brands Innovations Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Chicago, Illinois

June 28, 2024